Exhibit 2

Last update: 08/05/2019 DISTANCE VOTING BALLOT Extraordinary General Meeting (EGM) - LINX S.A. to be held on 09/05/2019 according to deliberation (v) above. Shareholder's Name Shareholder's CNPJ or CPF E-mail Resolutions concerning the Extraordinary General Meeting (EGM) Simple Resolution 1. Ratification of the wording of the caput of Article 5 of the Articles of Association of the Company. [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 2. Amendment of Article 5, Paragraph 1 of the Articles of Association of the Company. [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 3. Amendment of Article 5, Paragraph 3 of the Articles of Association of the Company. [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 4. Exclusion of the subsection (xi) from Article 16 of the Articles of Association of the Company. [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 5. Inclusion of the Article 18 of the Articles of Association of the Company. [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 6. Renumbering of the former Articles 18 et seq. as a result of the inclusion of the new Article 18, [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 7. Amendment of the caput of the former Article 24 of the Articles of Association of the Company (to be renumbered as Article 25). [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 8. Amendment of the content of the caput of the former Article 26 of the Articles of Association of the Company (to be renumbered as Article 27). [ ] Approve [ ] Reject [ ] Abstain

DISTANCE VOTING BALLOT Extraordinary General Meeting (EGM) - LINX S.A. to be held on 09/05/2019 Association of the Company (to be renumbered as Article 29). Company (to be renumbered as Article 28), and consequently renumbering of the former Company (to be renumbered as Article 29, Paragraph 6). Simple Resolution 9. Amendment of the content of the Paragraph 1 of the former Article 26 of the Articles of Association of the Company (to be renumbered as Article 27). [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 10. Amendment of the content of the Paragraph 2 of the former Article 26 of the Articles of Association of the Company (to be renumbered as Article 27). [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 11. Amendment of the Paragraphs 1 to 8 of the former Article 27 of the Articles of Association of the Company (to be renumbered as Article 28). [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 12. Amendment of the subsections (i), (ii) and (iii) of the former Article 28 of the Articles of [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 13. Inclusion of the new Paragraph 1 in the former Article 28 of the Articles of Association of the Paragraphs 1 to 5. [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 14. Amendment of the former Article 28, Paragraph 5 of the Articles of Association of the [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 15. Amendment of the caput of the former Article 44 of the Articles of Association of the Company (to be renumbered as Article 45). [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 16. Inclusion of the Paragraphs 1 and 2 in the former Article 44 of the Articles of Association of the Company (to be renumbered as Article 45), and consequently renumbering of the former Sole Paragraph of the same Article. [ ] Approve [ ] Reject [ ] Abstain Simple Resolution

DISTANCE VOTING BALLOT Extraordinary General Meeting (EGM) - LINX S.A. to be held on 09/05/2019 bulletin also be considered for holding the meeting in second call? City : Date : Signature : Shareholder's Name :____________________________________________________________ Phone Number : 17. Amendment of the caput of the former Article 46 of the Articles of Association of the Company (to be renumbered as Article 47). [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 18. Exclusion of the former Article 47 of the Articles of Association of the Company. [ ] Approve [ ] Reject [ ] Abstain Simple Resolution 19. Restatement of the Articles of Association of the Company. [ ] Approve [ ] Reject [ ] Abstain Simple Question 20. In case of a second call of this General Meeting, can the voting instructions contained in this [ ] Yes [ ] No [ ] Abstain